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                            EXHIBIT 24

	POWER OF ATTORNEY



    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned does hereby appoint and constitute Paul R. Kuhn and Robert M. Garneau and each of them as his or her agent and attorney-in-fact to execute in his or her name, place and stead (whether on behalf of the undersigned individually or as an officer or director of Kaman Corporation or otherwise) the Annual Report on Form 10-K of Kaman Corporation respecting its fiscal year ended December 31, 2001 and any and all amendments thereto and to file such Form 10-K and any such amendment thereto with the Securities and Exchange Commission. Each of the said attorneys shall have the power to act hereunder with or without the other.

    IN WITNESS WHEREOF, the undersigned have executed this instrument this 12th day of February, 2002




Brian E. Barents                  C. William Kaman, II
E. Reeves Callaway, III           Eileen S.  Kraus
Frank C. Carlucci                 Paul R. Kuhn
Laney J.  Chouest                 Walter H. Monteith, Jr.
John A. DiBiaggio                 Wanda L. Rogers
Huntington Hardisty